UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Material Events.

As previously reported, on March 1, 2009, Spansion Inc. (the “Company”), Spansion Technology LLC, Spansion LLC, Cerium Laboratories LLC and Spansion International Inc. (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On March 4, 2009, the Bankruptcy Court entered an Interim Order establishing notice, hearing and sell-down procedures for trading in equity securities in the Company (the “Interim Order”). A copy of the Interim Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The summary set forth in this report is qualified by reference to such exhibit. As a result of the Interim Order:

(1)	any person or entity who is or becomes a beneficial owner of at least 7,673,713 shares (or options to acquire shares) of the Company’s common stock (a “Substantial Shareholder”) shall file with the Bankruptcy Court a notice of such status within 20 days after the effective date of the notice of entry of the Interim Order, or within 10 days after becoming a Substantial Shareholder;

(2)	at least 30 days prior to effectuating any transfer of equity securities, including a trade in claims against the Debtors’ estates, that would result in (A) an increase or decrease in the amount of Company common stock beneficially owned by a Substantial Shareholder, (B) an increase in the amount of Company common stock beneficially owned by a person or entity which would result in such person becoming a Substantial Shareholder, or (C) a decrease in the amount of Company common stock beneficially owned by a Substantial Shareholder which would result in such person or entity no longer being a Substantial Shareholder, such person or entity shall file with the Bankruptcy Court a notice of such proposed transfer; and

(3)	the Debtors shall have 30 days after receipt of any notice of such proposed transfer to file with the Bankruptcy Court an objection to a transfer and, if the Debtors do so, such proposed transfer shall not be effective unless approved by the Bankruptcy Court.

Purchases, sales or other transfers of equity securities in the Company, including trading in claims against the Debtors’ estates, that are subject to the Interim Order will be null and void unless they comply with the Interim Order.

A final hearing on the motion for a final order has been scheduled by the Bankruptcy Court to be held on March 23, 2009.

Access to documents filed with the Bankruptcy Court and other general information with regard to the Chapter 11 Cases, including the Interim Order, is available on the Bankruptcy Court’s website: www.deb.uscourts.gov or at http://chapter11.epiqsystems.com/spansion.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Interim Order establishing notice, hearing and sell-down procedures for trading in equity securities, dated March 4, 2009.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2009	SPANSION INC.

	By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Interim Order establishing notice, hearing and sell-down procedures for trading in equity securities, dated March 4, 2009